UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 454-6428

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2021, Under Armour, Inc. (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of March 8, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto (the “Existing Credit Agreement,” as amended by Amendment No. 1, dated as of May 12, 2020, the “First Amendment,” and as further amended by the Second Amendment, the “Amended Credit Agreement”).

The Second Amendment provides for certain changes to the Company’s covenants and decreases to certain applicable rates effected by the First Amendment. The First Amendment previously had provided for suspensions of and adjustments to the Company’s existing Interest Coverage Covenant and Leverage Covenant (each as defined below) beginning on the effective date of the First Amendment and ending on the date on which financial statements for the quarter ended June 30, 2022 were to be delivered to lenders under the Existing Credit Agreement (the “Covenant Suspension Period”) as described therein. The First Amendment further required the Company to maintain a specified amount of minimum liquidity during certain quarters within the Covenant Suspension Period.

The Second Amendment provides for the removal of the Covenant Suspension Period effective March 31, 2021. Under the Amended Credit Agreement, the Company is again required to maintain a ratio of consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.0 (the “Interest Coverage Covenant”) and is not permitted to allow the ratio of consolidated total indebtedness to consolidated EBITDA to be greater than 3.25 to 1.0 (the “Leverage Covenant”), as described in more detail in the Amended Credit Agreement. As of March 31, 2021, the Company was in compliance with these ratios. The Amended Credit Agreement does not require compliance with any liquidity covenant or other financial covenant other than the Interest Coverage Covenant and the Leverage Covenant going forward.

The Second Amendment decreases the interest rate margins provided for by the First Amendment and provides that borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate, (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars (the “Adjusted LIBO Rate”), (c) a rate based on the rates applicable for deposits in the interbank market for Japanese Yen (the “Adjusted TIBO Rate”), (d) a rate based on the rates applicable for deposits in the interbank market for Canadian Dollars (the “Adjusted CDOR Rate”), or (e) a rate based on the rates applicable for deposits in the interbank market for euro (the “Adjusted EURIBO Rate”), plus in each case an applicable margin. The applicable margin for loans will be adjusted by reference to a grid (the “Pricing Grid”) based on a leverage ratio of consolidated total indebtedness to consolidated EBITDA and ranges between 1.25 – 1.75% (for Adjusted LIBO Rate, Adjusted TIBO Rate, Adjusted CDOR Rate, and Adjusted EURIBO Rate loans) and 0.25% – 0.75% (for alternate base rate loans).

The Second Amendment decreases the commitment fee payable by the Company. Under the Amended Credit Agreement, the Company will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the revolving credit facility and certain fees with respect to letters of credit.

The Second Amendment further reverses limitations effected by the First Amendment on expansions of and extensions of the maturity of the revolving credit facility during the Covenant Suspension Period. The Second Amendment also removes additional limitations on the availability of certain exceptions to the negative covenants, including the restricted payments covenant, that were imposed during the Covenant Suspension Period. Consistent with the First Amendment, the Amended Credit Agreement continues to be primarily secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiary guarantors, excluding real property, capital stock in and debt of subsidiaries of the Company holding certain real property and other customary exceptions.

Additionally, the Second Amendment provides mechanics relating to a transition away from LIBOR as a benchmark interest rate and the replacement of LIBOR by a replacement alternative benchmark rate or mechanism for loans made in U.S. Dollars and non-U.S. Dollar currencies.

In the ordinary course of their business, the financial institutions party to the Amended Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing does not constitute a complete summary of the terms of the Second Amendment or the Amended Credit Agreement, and reference is made to the description of the Existing Credit Agreement (as amended by the First Amendment) included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Credit Facility” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and the complete text of the Second Amendment (which includes the full text of the Amended Credit Agreement), which is filed as Exhibit 10.01 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.01	Amendment No. 2, dated May 17, 2021, to the Amended and Restated Credit Agreement, dated March 8, 2019, by and among Under Armour, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto.

Exhibit 101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 19, 2021	By:	/s/ David E. Bergman
		Name:	David E. Bergman
		Title:	Chief Financial Officer